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                        Exhibit 99.1
Contact:
John Kane
President and CEO
Dynasil Corporation of America
Phone: (856) 767-4600
Email: jkane@dynasil.com


  Dynasil Announces 2nd Quarter Results - Fiscal Year 2004

WEST BERLIN, N.J.- May 5, 2004 - Dynasil Corporation of
America (OTCBB: DYSL), fabricator of optical blanks from synthetic fused silica, fused quartz, and other optical materials for the semi-conductor, laser, space and optical components industries announced results of operations for the 2nd quarter ended March 31, 2004.

Revenues for the quarter ended March 31, 2004 were $594,469, a decrease of 0.8% over revenues of $599,692 for the quarter ended March 31, 2003. The net loss for the quarter ended March 31, 2004 was $46,873, or a negative $.02 per share, a slight improvement of $3,915 over the loss of $50,788, or a negative $.02 per share, for the quarter ended March 31, 2003.

"Low demand and aggressive competitor pricing continues to effect our performance," said John Kane, President and CEO of Dynasil Corporation. "The new optical glasses we have added to our product lines have not grown as quickly as we had hoped. We will maintain tight controls over expenses until demand improves," added Mr. Kane.

About Dynasil: Founded in 1960, Dynasil Corporation of
America is a fabricator of optical blanks from synthetic fused silica, fused quartz and other optical materials. For over four decades, Dynasil has provided high quality synthetic fused silica and fused quartz products to customers for a wide and ever increasing range of applications.

This news release may contain forward-looking statements usually containing the words "believe," "expect," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act. Future results of operations, projections, and expectations, which may relate to this release, involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the factors detailed in the Company's Annual Report or Form 10-KSB and in the Company's other Securities and Exchange Commission filings, continuation of existing market conditions and demand for our products.

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Dynasil Corporation of America and
Subsidiaries
Consolidated Balance Sheets
 (Unaudited)


                                        March 31      September
                                          2004          2003
                                        ---------     ---------
               ASSETS

Current assets
   Cash and cash equivalents             $225,075      $323,321
   Accounts receivable                    362,725       242,919
   Inventories                            391,967       435,820
   Prepaid expenses and other              40,378        38,935
      current assets
                                        ---------     ---------
      Total current assets              1,020,145     1,040,995

Property, plant and equipment, net        479,441       558,191

Other assets                                5,025        10,654
                                        ---------     ---------

      Total Assets                     $1,504,611    $1,609,840
                                       ==========    ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Current portion of long-term debt     $ 92,219      $140,925
   Accounts payable                       197,689       131,518
   Accrued expenses and other              66,909        73,624
      current liabilities
                                        ---------     ---------

      Total current liabilities           356,817       346,067

Long-term debt, net                       729,447       772,781

Stockholders' Equity                      418,347       490,992
                                        ---------     ---------

Total Liabilities and Stockholders'    $1,504,611    $1,609,840
Equity                                 ==========    ==========







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Dynasil Corporation of America and
Subsidiaries
Consolidated Statement Of Operations
 (Unaudited)



                                        Three months ended     Six months ended
                                            March 31               March 31
                                          2003        2002       2003        2004
                                         -----        -----      ----        ----
Revenues                                $594,469   $599,692    $1,216,963  $1,255,848

Cost of Revenues                         457,361    470,988       919,907     965,604
                                        --------   --------    ----------   ---------
Gross Profit                             137,108    128,704       297,056     290,244

Selling, general and administrative      175,923    168,330       354,502     348,850
                                        --------   --------    ----------   ---------
Income (Loss) from operations            (38,815)   (39,626)      (57,446)    (58,606)

Other income (expense)
   Interest expense - net                (8,058)    (11,162)      (15,459)    (23,177)
                                        --------   --------    ----------   ---------
Income (Loss)
  before provision for income taxes     (46,873)    (50,788)      (72,905)    (81,783)

Provision for income taxes
                                        --------   --------    ----------   ---------
Net income (loss)                      ($46,873)   ($50,788)     ($72,905)   ($81,783)
                                        ========   ========    ==========   =========

Basic net loss per common share         ($0.02)    ($0.02)       ($0.03)    ($0.03)
Diluted net loss per common share       ($0.02)    ($0.02)       ($0.03)    ($0.03)
